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                                  Exhibit 3(c)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TELLURIAN, INC.

                  Tellurian, Inc., a corporation organized and existing under and by virtue of The General Corporation Law of Delaware, does hereby certify:

                  FIRST: That at a duly held meeting of the Board of Directors of said Corporation, the Board duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                         "RESOLVED, that the Board of Directors deems it
advisable, and hereby declares it to be advisable, that Article FOURTH of the Corporation's presently existing Certificate of Incorporation be amended, changed and altered so that, as amended, said Article shall be and read as follows:

                  "FOURTH: The total number of shares of Common Stock which the Corporation shall have the authority to issue is 25,000,000 shares of common stock at a par value of $.01 per share."

                  SECOND: That in lieu of a meeting and vote of stockholders, written consent of stockholders to said amendment has been given in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of The General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, said Tellurian, Inc. has caused this Certificate to be signed by Stuart French, President, and attested by Richard Swallow, Secretary, this 17th day of November, 1997.

                                           TELLURIAN, INC.


                                           By: /s/ Stuart French
                                               -------------------------------
                                                Stuart French, President
ATTEST:

/s/ Richard Swallow
----------------------------------
RICHARD SWALLOW, SECRETARY